EXHIBIT 10.21

                           AREA OF INTEREST AGREEMENT

        This Agreement is dated as of the 18th day of May, 1993 between OEDC EXPLORATION & PRODUCTION, L.P. ("OEDC") and ENRON FINANCE CORP. ("EFC").

                                    RECITALS

        A. WHEREAS, OEDC and EFC (and certain of their respective Affiliates) have entered into agreements (collectively the "Agreements") as follows:

                (a) Agreement of Limited Partnership (the "Partnership Agreement") of South Dauphin Partners Ltd., a Texas limited partnership (the "Partnership"), dated March 2, 1993, and

                (b) Agreement of Purchase and Sale dated March 3, 1993, as amended by Closing Agreement dated May 18, 1993 (collectively the "Production Payment Purchase Agreement") covering the sale of a non-monetary Production Payment (the "Production Payment") from South Dauphin Partners Ltd. to Enron Reserve Acquisition Corp.

        B. WHEREAS, as a portion of the consideration for the above agreements, OEDC has agreed that EFC or its Affiliates may participate under certain conditions in additional activities of OEDC and its Affiliates in the Area of Interest hereinafter defined.

        C. WHEREAS, the parties desire to set forth their respective agreements concerning the Area of Interest.

        D. WHEREAS, capitalized terms set forth herein shall have the meanings ascribed to them in this Agreement, and terms that are capitalized but not defined herein shall have the meanings ascribed to them in the Partnership Agreement.

In consideration of the foregoing, the parties agree as follows:

                1. For purposes of this Agreement, the following terms shall have the following meanings:

                        "Affiliate" shall mean any person directly or indirectly
                controlling, controlled by or under common control with another person. As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another person, whether through the ownership of voting securities, partnership interests, by contract or otherwise; and without limiting the foregoing it shall be deemed that the ownership of more than 50% of the voting securities, partnership interests or percentage interest of another person shall be deemed to meet such control test.

                        "Area of Interest" shall have the meaning specified in
                Paragraph 2 below.

                        "Non-OEDC Entity" means (a) any person who is not an
                Affiliate of either OEDC or any of its Affiliates, and (b) Natural Gas Partners, L.P. (whether or not it is or becomes an Affiliate of OEDC) and its Affiliates.

                      "Opportunity" shall mean the option, right or opportunity
               to acquire an interest in oil and/or gas reserves, production or payments or proceeds therefrom, whether through a purchase, exchange, partnership, joint venture, lease, participation agreement, operating agreement or any similar arrangement, but excluding the acquisition by OEDC, or its Affiliates, of an interest in the Partnership from any Partner.

                      "Property" means an interest in oil, gas or other
               minerals, through fee ownership, leasehold interests or other real property rights or interests.

                      "Third Party Financing" shall mean a loan, cash
               contribution, funding or payment by a Non-OEDC Entity in return for an obligation to repay, a temporary allocation of income or proceeds, a production payment, a prepayment for oil or gas or other arrangement whereby such person receives cash, oil and gas or any other think of value, in any case that is dedicated from an oil and gas production source, whether or not said production source is within the Area of Interest and whether or not such arrangement is related to the Property for which the funds are used, but excluding farmout agreements or similar arrangements where a third party or OEDC earns an interest in a Property but "carries" the other party for an interest in the property. An unsecured loan to OEDC or its Affiliates shall not be deemed to be Third Party Financing, regardless from whom made.

        2. There is hereby established an Area of Interest (the "Area of Interest") being all of the lands, waterbottoms, and other property rights as to all of the depths thereunder within an area that is outlined on the map attached hereto as Exhibit A. Certain activities of OEDC and its Affiliates in the Area of Interest for the term of this Agreement shall be subject to the provisions hereof.

        3. It is understood that OEDC's activities on Mobile Bay Blocks 90, 91, and 822 are subject to and governed by the Partnership Agreement and the Production Payment Purchase Agreement, together with other documents with Affiliates of EFC, all as more fully set forth in said agreements (collectively the "Production Payment Documents"). It is contemplated that OEDC, on its own behalf or through its Affiliates, may conduct additional oil and gas exploration activities, including acquiring additional property interests within the Area of Interest or engaging in activities similar to those set forth in the Partnership Agreement and the Production Payment Documents. Without limiting in any way the activities that OEDC may undertake in the Area of Interest, it is agreed that should OEDC, or any Affiliate of OEDC during the term hereof, acquire or have an Opportunity in or relating to a Property within the Area of Interest, it shall offer to EFC the right and option to provide financing for the Opportunity on the following terms and under the following conditions:

               (a) Should OEDC or any of its Affiliates acquire or have an Opportunity within the Area of Interest for which OEDC required Third Party Financing, OEDC shall deliver to EFC a notice setting forth all details of such Opportunity, including information relating to any amounts required to carry out the anticipated activities relating to such Opportunity, the extent of the projected or actual oil and gas reserves and all other relevant information reasonably obtainable by OEDC that may be deemed necessary by EFC in order for EFC to evaluate such Opportunity.

               (b) Within twenty-one (21) days after receipt by EFC of a written description by OEDC of the Opportunity within the Area of Interest, the nature and extent of the required Third Party Financing relating thereto and the other information described in (a) above, EFC shall deliver a financing proposal to OEDC relating to the Opportunity. Such proposal shall set out, in reasonable detail, the structure and terms of the financing offered by EFC. OEDC and EFC shall thereafter negotiate in good faith an arrangement by which EFC will be allowed to finance the Opportunity. During this negotiation period, OEDC may also solicit from third parties or discuss with third parties potential Third Party Financing of the same Opportunity on any terms acceptable to OEDC.

               (c) If, after the end thirty (30) days from the date of receipt by EFC of the original notice of the Opportunity, OEDC and EFC have been unable to reach agreement on a structure and financing by EFC to OEDC concerning the Opportunity under discussion, OEDC shall be free to obtain a proposal from a third party for Third Party Financing of such Opportunity on such terms and conditions as are acceptable to OEDC in its sole discretion. The written proposal obtained by OEDC from a third party for Third Party Financing shall contain reasonable detail of the structure and terms of such proposal and otherwise shall be subject only to normal closing conditions.

               (d) If OEDC obtains such a written proposal from a third party, OEDC shall submit such proposal to EFC, and EFC shall have five (5) Business Days after the receipt of such written Third Party Financing proposal to agree to finance the Opportunity on terms that are substantially equivalent (on an economic and risk basis and not necessarily as to structure) as such third party offer. Thereafter, OEDC shall have the right, but not the obligation, to enter into the financing arrangement (whether that offered by EFC or as proposed by such third party) that is, in the sole good faith opinion of OEDC, the most advantageous to OEDC on an economic and risk basis, subject however to the provisions of (e) and (f) below.

               (e) If OEDC has elected not to accept the original proposal made by EFC pursuant to (b) above or any subsequent proposal made by EFC pursuant to (d) above, OEDC (or its Affiliates) shall be free to consummate the transaction with such third party as proposed in the notice to EFC given pursuant to (d) above, OEDC (or its Affiliates) shall be free to consummate the transaction with such third party as proposed in the notice to EFC given pursuant to (c) above; provided, however, that should there occur any change in such Third Party Financing (prior to the consummation thereof) that would materially benefit the person providing such Third Party Financing (on an economic or risk basis and not necessarily as to structure), OEDC shall resubmit the proposal to EFC who shall have five (5) Business Days after the receipt thereof to again agree to finance the Opportunity on the basis proposed by the third party prior to OEDC's consummation thereof. OEDC shall then have the right to accept EFC's revised offer or the third party offer in accordance with the standards set forth in (d) above.

               (f) If OEDC (or its Affiliates) does not subsequently consummate a financing of an Opportunity with a third party pursuant to the foregoing, it shall not be deemed, for purposes of Paragraph 6 below or
        Section 7.01(b) of the Partnership Agreement, that EFC has rejected the option to finance the Opportunity.

               4. Should OEDC and EFC reach agreement concerning financing of the Opportunity, then such agreement may include, but shall not be required to include, the sale of a production payment similar to the Production Payment and, if applicable, a contribution of the Opportunity to the Partnership and a readjustment of the interests within the Partnership or other arrangements as may be satisfactory to OEDC and EFC.

               5. Except as provided in Section 7.01(b) of the Partnership Agreement, the failure by OEDC and EFC to reach agreement on any Opportunity hereunder shall not affect any existing arrangements between EFC and OEDC, including without limitation the Partnership and the Production Payment. Should OEDC reach agreement on financing with a third party, EFC shall not be required, as a condition thereof, to alter, amend or make any other changes to its existing arrangements with OEDC in the Area of Interest.

               6. The Area of Interest and the provisions hereof shall be for a term until such time as EFC and OEDC have been unable to agree on financing of any two (2) Opportunities presented by OEDC to EFC hereunder within any consecutive nine (9) month period, subject to the provisions of paragraph 3(f) hereof.

               7. The parties hereto shall ensure that any information regarding the business, assets or Opportunities that it may learn in the course of negotiations for or performance under this Agreement (1) is treated by it in strict confidence, (2) is not disclosed in any manner to any person other than an Affiliate (except Enron Oil & Gas Company and Engasco Corp.) or as may be required by law, and (3) is not used by such person or any of its Affiliates for any purpose other than for the exclusive benefit of the parties. In addition, such information may be disclosed by the parties to another person only if and to the extent that such information (a) is known to such person prior to learning of it from the party; (b) is obtained, whether directly or indirectly, by such person from a source other than such party (or any of its Affiliates) that (I) did not require such person to hold such secrets or information in confidence and (II) did not limit or restrict such person's use thereof; or (c) becomes known otherwise than through the party (or any of its Affiliates) by virtue of this Agreement.

               8. Neither party shall assign any of its rights or interests under this Agreement without the express prior written consent of the other party.

               9. (a) On the request of either party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto and pertaining to the interpretation of or breach of this Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Either party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

                             (b) Any arbitration shall be administered by the
                      American Arbitration Association (the "AAA") in accordance with the terms of this Section 9, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator maybe entered in any court having jurisdiction.

                                (c) Any arbitration shall be conducted before
                        one arbitrator. The arbitrator shall be an individual who is knowledgeable in the subject matter of the Dispute selected by agreement between the parties. If the parties cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

                             (d) To the maximum extent practicable, an
                      arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party.

                             (e) All fees of the arbitrator and any engineer,
                      accountant or other consultant engaged by the arbitrator, shall be shared equally by the parties unless awarded in a different fashion by the arbitrator.

        10. Except as otherwise expressly stated herein, in the event any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable by a court or regulatory agency of competent jurisdiction by reason of a statutory change or enactment, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement.

        11. The failure of OEDC or EFC to insist upon strict performance of any provision hereof shall not constitute a waiver of or estoppel against asserting the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver of estoppel with respect to a later breach of a similar nature or otherwise.

        12. It is not the intent of the parties that any provision herein violate any applicable law regarding the rule against perpetuities, the suspension of the absolute power of alienation, or other rules regarding the vesting or duration of estates, and this Agreement shall be construed as not violating such rule to the extent the same can be so construed consistent with the intent of the parties. In the event, however, that any provision hereof is determined to violate such rule, then such provision shall nevertheless be effective for the maximum period (but not longer than the maximum period) permitted by such rule that will result in no violation. To the extent such maximum period is permitted to be determined by reference to "lives in being", the parties agree that "lives in being" shall refer to the lifetime of the last to die of the now living lineal descendants of the late Theodore Roosevelt (the late President of the United States of America).

        13. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

        14. This Agreement may not be amended, altered, or modified except pursuant to a written instrument executed by OEDC and EFC.

        15. This Agreement, together with the Production Payment Purchase Agreement, the Partnership Agreement, all documents affixed hereto or thereto, and all other documents referred to herein or therein or executed in connection herewith constitute the entire agreement of the parties hereto and their Affiliates relating to the matter contained herein.

        16. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

        EXECUTED as of the date first set forth above.

                                            OEDC EXPLORATION & PRODUCTION, L.P.
                                            BY OEDC, INC., ITS GENERAL PARTNER



                                            By /s/ DOUGLAS H. KIESEWETTER
                                                   Douglas H. Kiesewetter
                                                   Vice President

                               ENRON FINANCE CORP.



                                            By /s/ D. JOHN THOMPSON
                                                   D. John Thompson
                                                   Vice President